Exhibit 99.2

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FOOTHILLS PETROLEUM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
	2016 (Unaudited)	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$305,000	$375,000
Prepaid expenses	73,583	170,833
Total Current Assets	378,583	545,833
Restricted cash	25,000	25,000
Oil and gas property right	92,430	72,430
Total Assets	$496,013	$643,263

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities:
Accounts payable and accrued liabilities	$65,000	$3,500
Accrued interest	12,756	789
Total Current Liabilities	77,756	4,289
Long-Term Liabilities:
Long-term debt	600,000	600,000
Total Liabilities	677,756	604,289

Stockholders’ (Deficit) Equity:
Common stock, $0.001 par value; 30,000,000 shares authorized; 4,500,000 issued and outstanding	4,500	4,500
Additional paid in capital	67,930	67,930
Accumulated deficit	(254,173)	(33,456)
Total stockholders’ (deficit) equity	(181,743)	38,974
Total Liabilities and Stockholders’ (Deficit) Equity	$496,013	$643,263

See accompanying notes to unaudited condensed consolidated financial statements.

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FOOTHILLS PETROLEUM, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

For the three months ended
March 31, 2016
Revenue	$-

Operating expenses
Selling, general and administrative	208,750
Total operating expenses	208,750

Loss from operations	(208,750)

Other income (expenses):
Interest expense	(11,967)
Total other expenses	(11,967)

Loss from operations before income taxes	(220,717)

Provision for income taxes	-

Net Loss	$(220,717)

Net loss per share – basic and diluted	$(0.05)

Weighted average common shares – basic and diluted	4,500,000

See accompanying notes to unaudited condensed consolidated financial statements.

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FOOTHILLS PETROLEUM, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

For the three months ended
March 31, 2016
Cash Flows from Operating Activities
Net loss	$(220,717)
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	61,500
Increase in accrued interest	11,967
Decrease in prepaid expenses	97,250
Net cash used in operating activities	(50,000)

Cash Flows from Investing Activities
Payments for acquisition of oil and gas property	(20,000)
Net cash used in investing activities	(20,000)

Cash Flows from Financing Activities
Net cash provided by financing activities	-

Net decrease in cash and cash equivalents	(70,000)

Cash and Cash Equivalents, beginning of period	375,000

Cash and Cash Equivalents, end of period	$305,000

Supplemental disclosures of cash flow information:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to unaudited condensed consolidated financial statements.

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FOOTHILLS PETROLEUM, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

MARCH 31, 2016

Note 1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Foothills Petroleum, Inc. is an independent oil and gas exploration and production company actively focused on acquiring producing properties in the Rocky Mountain and Mid-Continent regions. The Company seeks to acquire high quality oil and gas assets with proven and/or probable reserves with future development potential.

Through its strategic industry relationships, the Company is uniquely positioned to acquire oil and gas properties at attractive valuations, and maximize those assets to create shareholder value.  The Company has identified a pipeline of acquisitions, specifically targeting over-leveraged and distressed oil and gas assets in the Basins where its technical team has considerable knowledge and expertise.

Basis of Presentation and Functional Currency

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars (USD), and should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2015. In the opinion of management all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. The Company was formed on December 17, 2015, therefore there are no comparative financial statements for the period.

Exploration Stage

The Company has not produced revenues from its principal business and is in the exploration stage.  The Company is engaged in the acquisition, exploration, development and production of oil and gas properties.  As of March 31, 2016, the Company had acquired the rights to 38,120 acres of oil and gas property in the state of Wyoming through its transaction with Foothills Exploration, LLC.

The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within the Rocky Mountain and Mid-Continent regions. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact its ability to execute its business plan.

As discussed in Note 2, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amount on deposit with financial institutions, which amounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts and it does not believe it is exposed to any significant credit risk. As of March 31, 2016 the Company had cash in escrow account of $305,000 and restricted cash of $25,000, as a result of the cash held in an escrow account for the purpose of an intended merger with a Public Company.

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Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool. Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities. Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves. The cost of investments in unevaluated properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred. The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling. The cost center ceiling is equal to: (i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (ii) the cost of properties not being amortized; plus (iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; and less (iv) income tax effects related to differences between the book and tax basis of the properties. If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of March 31, 2016, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Net Earnings (Loss) Per Common Share

The Company computes earnings per share under ASC 260-10, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock (using the “treasury stock” method), unless their effect on net loss per share is anti-dilutive. There were no potentially dilutive shares for the period ended March 31, 2016.

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Stock-Based Compensation

All share-based payments, including grants of stock to employees, directors and consultants, are recognized in the consolidated financial statements based upon their estimated fair values.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows ASC Topic 505. As such, the value of the applicable stock-based compensation is periodically re-measured and income or expense is recognized during their vesting terms. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is primarily recognized over the term of the consulting agreement. In accordance with FASB guidance, an asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes.

Principles of Consolidation

These consolidated financial statements include the accounts of Foothills Petroleum, Inc., and its wholly-owned subsidiary Foothills Exploration, LLC. All intercompany balances and transactions have been eliminated in consolidation.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Note 2.	Going Concern

As shown in the accompanying financial statements, the Company has incurred a net loss of $254,173 through March 31, 2016 and has working capital of $300,827 at March 31, 2016. The Company is subject to those risks associated with exploration stage companies.  The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to monetize economically recoverable oil and gas reserves.  However, there is no assurance that the Company will be able to obtain additional financing to further its ongoing activities so that profitable operations can be attained.

Management is currently devoting substantially all of its efforts to exploit its existing oil and gas properties and recover as much of the resources available.  The Company also continues to search for additional productive properties.  There can be no assurance that the Company's efforts will be successful, or that those efforts will translate in a beneficial manner to the Company. The accompanying statements do not include any adjustments relating to the recoverability and classification of assets and/or liabilities that might be necessary, should the Company be unable to continue as a going concern.

Note 3.	Notes Payable

On December 24, 2015, the Company entered into a convertible promissory note in the amount of $600,000 with Alternus Capital Holdings Limited, a BVI company. The two year note matures on December 23, 2017 and accrues interest at 8% per year. The Company is required to convert the outstanding principal and interest due under the terms of the note when it completes a merger or other combination with a publicly traded entity (“Pubco”). The conversion price has been established at $0.665 per share, (the “Conversion Price”) subject to adjustment as described below. Subsequent to March 31, 2016 and under substantially similar terms described herein, the Company received an additional $400,000 from Alternus Capital Holdings Limited. Under the agreements between Alternus and the Company, Alternus has the right but not the obligation to subscribe for an aggregate of up to $3,500,000 of convertible notes which, in the of that full subscription would convert into not less than 30% of the outstanding shares of Pubco. Through May 27, 2016, the date the Share Exchange, Alternus had invested $1,000,000 and based on the Conversion Price was issued 1,503,759 shares of Common Stock of Pubco (Key Link), or 17.98% of the issued and outstanding shares.

Note 4.	Oil and Gas Properties

On December 24, 2015, Wilshire Energy Partners, LLC transferred its rights to 38,120 acres of oil and gas properties to the Company that were previously held by Foothills Exploration LLC, in return for 4,500,000 shares of the Company. This transaction is treated as the founding transaction by the Company. The asset is valued at $72,430 based on costs associated with the payment of fees and taxes associated with the formation of the asset.

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On March 29, 2016, the Company acquired a 35% working interest in the Ladysmith Anticline prospect that is located in Fremont County, Wyoming. Total acreage position is 3,061 acres located between the Great Divide/Greater Green River Basin and the Wind River Basin. The primary target zones are the variable Phosphoria and Tensleep sandstone with secondary considerations in the Madison limestone and Flathead sandstone. The prospect generation was based on a licensed 2-D seismic comprising of two seismic lines covering the Chevron/Echo – Greater Green River Basin. During the three months ended March 31, 2016, we capitalized additional $20,000 related to this asset. The asset is valued at $20,000 based on the agreement.

Note 5.	Common Stock

On December 24, 2015, the Company issued 4,500,000 shares of its common stock to Wilshire Energy Partners, LLC, as more fully discussed in Note 4 of these financial statements.

As of March 31, 2016, the Company had 4,500,000 shares of its common stock issued and outstanding.

Note 6.	Related Party Transactions

Effective as of December 18, 2015, in connection with the then formation and organization of Foothills Petroleum Inc., Wilshire Energy Partners LLC (“Wilshire”), Aegis International LLC (“Aegis”) and Foothills entered into a Business Development Services Agreement (“BDSA”). Under the BDSA the parties agreed that:

1.	Wilshire would transfer 100% of Foothills Exploration LLC, a Wyoming limited liability company (“FEL”) to Foothills Petroleum, and that Foothills would issue 4.5 million shares of its common stock to Wilshire on its organization or as soon thereafter as may be practicable.
2.	Wilshire would endeavor in good faith, with the assistance of Aegis, to obtain $3 to $3.5 million of financing in the form of equity and/or convertible notes to implement the business plan that is under formation on behalf of Foothills.
3.	Aegis would perform the following business development services:
•	provide senior management principally in the form of services of B.P. Allaire;
•	deliver or oversee administrative services on day to day basis;
•	assist in securing a chief financial officer;
•	formulate, craft and deliver a detailed business plan including forecasts;
•	formulate or assist in formulating, budgets and other financial information;
•	recruit or assist in recruiting experienced executive directors with proven track records whose backgrounds will be attractive to the oil and gas community and potential investors;
•	create and deliver a website that depicts the Foothills operations; and
•	provide such other services as may be appropriate and necessary to implement and execute upon the business plan of Foothills.
4.	For its services as outlined under the BDSA, Foothills would pay to Aegis from funds received, $150,000 through March 31, 2016 (the “Foothills Initial Organizational Term”).
5.	Following the Foothills Initial Organizational Term, Foothills on at-will basis would pay B.P. Allaire $5,000 per month for his services as chief operating officer and executive director, on terms subject to cancellation, on 30 days notice, by either of Foothills or B.P. Allaire.
6.	Wilshire would assign, effective no later than December 29, 2015, all right, title and interest in FEL in exchange for 4.5 million shares of common stock of Foothills.

In furtherance of the BDSA, Wilshire assigned FEL to Foothills Petroleum on its organization in exchange for 4.5 million shares of Foothills Petroleum, and Foothills Petroleum thereby acquired control of the Springs Prospect, owned by FEL, consisting of 38,120 contiguous acres. Foothills regards the Springs Prospect as a valuable multiple objective oil resource play in the Greater Green River Basin of Wyoming. Through Wilshire’s assistance Foothills Petroleum entered into two agreements with Alternus Capital Holdings Ltd whereby Foothills obtained a total of $1,000,000 of financing in the form of convertible notes that upon completion of the Share Exchange were converted, at $0.665 per share, into 1,503,759 shares of common stock of Key Link.

Note 7.	Commitments and Contingencies

Our cash balances were maintained by agreement with our law firm. The agreement allows our law firm to receive cash in the form of the proceeds of certain notes, and to make disbursements at our request. The funds and their disposition are at our sole and exclusive control. Subsequent to the period ended March 31, 2016 we obtained a demand deposit account with a national banking firm and closed the escrow account. We have committed to pay the law firm a consideration of $25,000 for their services as per the agreement.

Note 9.	Subsequent Events

On April 5, 2016, the Company issued a convertible promissory note in the amount of $400,000 to Alternus Capital Holding Limited. The one year note matures 12 months from the later of, April 5, 2017 or the next business day after the Company received the funds, and accrues interest at a rate of 8% per annum. On May 27, 2016, the Company entered into the Share Exchange Agreement with Key Link, pursuant to which principal amount of the note together with any accrued, but unpaid interest was converted into the shares of Key Link at a conversion price of $0.665 per share. The total amount of shares issued to Alternus Capital Holdings Limited pursuant to the conversion of the note is 1,503,759.

Effective April 1, 2016, the Company appointed two directors to its board. Each director was granted 125,000 shares of its common stock, vesting according to the following schedule: (i) 40% vesting ninety (90) days from the Effective Date; (ii) 20% vesting one hundred eighty (180) days from the Effective Date; (iii) 20% vesting two hundred seventy (270) days following the Effective Date; (iv) 20% vesting three hundred sixty (360) days following the Effective Date.

On May 2, 2016, the Company’s board of directors granted 150,000 shares of its common stock to its CEO as a part of his compensation package. The shares have the same vesting schedule as directors’ shares described above.

On May 27, 2016, the Company entered into a share exchange agreement with shareholders of Key Link Assets Corp. (“KYLK”) whereby the Company acquired 6,003,759 shares of KYLK for all of its outstanding shares of common stock. As a result of the share exchange, the Company became KYLK’s wholly owned subsidiary.

On May 4, 2016, the Board of Directors of the Company, by unanimous written consent, granted to Wilshire Energy Partners warrants (“Wilshire Warrants”) to purchase(i) 100,000 shares at a strike price of $1.25 per share, (ii) 200,000 shares at a strike price of $2.00 per share and (iii) 400,000 share at a strike price of $3.00 per shares. The Wilshire Warrants commence to be exercisable on the earlier of (i) 12 month anniversary of the closing of a going public transaction or (ii) June 30, 2017, and will expire on the fourth anniversary thereafter. Pursuant to the share exchange agreement, Key Link has agreed to issue warrants to purchase shares of its common stock, substantially on the same terms as Wilshire Warrants, to Wilshire Energy Partners in exchange for Wilshire Warrants.

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